Exhibit 99.1

Metalline Mining Company 1330 Margaret Avenue Coeur d’Alene, ID 83815	Dome Ventures Corporation Suite 2200, 885 West Georgia Street Vancouver, BC V6C 3E8

For Release:  April 16, 2010

Metalline and Dome Close Merger Transaction

Coeur d’Alene, Idaho -- Metalline Mining Company (NYSE Amex: MMG) (“Metalline”) and Dome Ventures Corporation (TSX-V: DV.U) (“Dome”) are pleased to announce the completion of the merger transaction whereby Dome became a wholly owned subsidiary of Metalline.  Metalline issued 47,724,561 shares of its common stock to the former stockholders of Dome.  These shares were approved for listing by NYSE Amex.  Brian Edgar, Dome’s President and Chief Executive Officer prior to the completion of the merger, is now the Chairman of the Metalline Board of Directors. Additionally, Duncan Hsia and Dr. Murray Hitzman were added to the Metalline Board.  All proposals, including the Dome transaction, were approved at the Metalline shareholder meeting held on April 15, 2010.

As part of the closing, the proceeds of the previously announced Dome special warrant offering were released from escrow, resulting in net proceeds to Dome of $11,779,000 after offering costs.  These funds will be used by Metalline primarily for the continued exploration and development at Metalline’s Sierra Mojada project.

Mr. Edgar states: “We are very excited about the potential synergies from the merger of Dome and Metalline, and we look forward to advancing the Sierra Mojada Project with the skills of the expanded Board and technical team working directly on the project. Our goal is to create long-term value for Metalline’s stockholders, which now includes the former stockholders of Dome.”

On behalf of the Board of DOME VENTURES CORPORATION Brian Edgar Brian D. Edgar President, Chief Executive Officer and Director	On behalf of the Board of METALLINE MINING COMPANY Merlin Bingham Merlin Bingham President

About Metalline Mining Company

Metalline Mining Company is focused on mineral exploration.  Metalline currently owns mineral concessions in the municipality of Sierra Mojada, Coahuila, Mexico.  Metalline conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. and Contratistas de Sierra Mojada S.A. de C.V.  To obtain more information on Metalline Mining Company, visit the Company's web site (www.metallinemining.com).

Forward-Looking Statements

This news release contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and “forward-looking information” within the meaning of applicable Canadian securities laws.  Forward-looking statements include statements and expectations that describe Metalline’s future plans, objectives or goals. Forward-looking statements may be identified by such terms as “anticipates”, “believes”, “could”, “estimates”, “expects”, “may”, “shall”, “will”, or “would”.  Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, Metalline’s operations and results, could differ materially from those currently anticipated in such statements for many reasons such as changes in general economic conditions and conditions in the financial markets,  changes in demand and prices for minerals, or technological and operational difficulties encountered in connection with the activities of the companies. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in Metalline's Annual Report on Form 10-K for the fiscal year ended October 31, 2009 under "Risk Factors.”   These and other factors should be considered carefully and readers should not place undue reliance on the Dome’s and Metalline’s forward-looking statements. Neither Dome nor Metalline undertakes to update any forward-looking statement that may be made herein, except in accordance with applicable securities laws.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.